Exhibit (10)(g)(viii)

EXECUTION COPY

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (this “Agreement”) is made and entered into as of August 31, 2010, among SOUTH JERSEY GAS COMPANY, a New Jersey corporation (the “Borrower”), and TORONTO DOMINION (NEW YORK) LLC, as lender (together with its successors and assigns, the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to that certain Loan Agreement, dated as of December 15, 2008, as amended by that certain Amendment to Loan Agreement dated as of December 14, 2009 (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender extended certain financial accommodations to the Borrower under the terms and conditions stated therein;

WHEREAS, the Borrower has requested that the Lender amend certain provisions in the Loan Agreement as more specifically set forth below; and

WHEREAS, the Borrower has requested that the Lender, and the Lender has agreed to, subject to the terms and conditions hereof, and in the manner set forth herein, amend certain provisions in the Loan Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree that all capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

1.             Amendment.  Section 1.1 of the Loan Agreement, Defined Terms, is hereby amended by deleting the definition of “Revolving Credit Maturity Date” as set forth therein in its entirety and substituting the following in lieu thereof:

“’Revolving Credit Maturity Date” – August 3, 2011.”

2.             Strict Compliance.  Except for the amendment set forth in Section 1 above, the text of the Loan Agreement shall remain unchanged and in full force and effect.  The amendment agreed to herein shall not constitute a modification of the Loan Agreement or a course of dealing with the Lender at variance with the Loan Agreement such as to require further notice by the Lender to require strict compliance with the terms of the Loan Agreement in the future.

3.             Representations and Warranties.  The Borrower hereby represents and warrants to and in favor of the Lender as follows:

(a)           Each representation and warranty set forth in Article V of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent waived hereby or previously fulfilled in accordance with the terms of the Loan Agreement and to the extent relating specifically to the Closing Date or otherwise inapplicable;

(b)    There does not exist any Default or Event of Default or any event with the passage of time would become a Default or Event of Default, in each case, both before and after giving effect to this Agreement;

(c)    The Borrower has the corporate power and authority (i) to enter into this Agreement and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(d)    As of the date of this Agreement, the Borrower and each of its Subsidiaries will be Solvent;

(e)    This Agreement has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower, and each of this Agreement and the Loan Agreement as amended hereby constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratoriam or other similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity; and

(f)    The execution and delivery of this Agreement and performance by the Borrower under the Loan Agreement, as amended hereby, does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor be in contravention of or in conflict with the certificate of incorporation of the Borrower, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower is party or by which the Borrower’s assets or properties are bound.

4.             Conditions Precedent to Effectiveness of this Agreement.  This Agreement, shall be effective as of the date hereof subject to:

(a)    all of the representations and warranties of the Borrower under Section 3 hereof which are made as of the date hereof, being true and correct in all material respects;

(b)    receipt by the Lender of a duly executed signature page to this Agreement from the Borrower;

(c)    receipt by the Lender of an amendment fee in the amount of $20,000, and

(d)    receipt of any other documents or instruments that the Lender may reasonably request, certified or executed by an authorized officer of the Borrower if so requested.

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5.           Condition Subsequent.  On or prior to August 31, 2010, the Borrower shall cause Cozen O’Connor, counsel to the Borrower, to deliver to the Lender a duly executed legal opinion with respect to this Agreement and the transactions contemplated hereby in substantially the form of the legal opinion delivered to the Lender on the Closing Date.  The Borrower acknowledges and agrees that failure to comply with the terms of this Section 5 shall be an Event of Default under the Loan Agreement without any cure or notice periods.

6.           Fees and Expenses.  The Borrower agrees to promptly pay all reasonable fees and expenses of the Lender in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of Jones Day, counsel to the Lender.

7.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

8.           Law of Contract.  This Agreement shall be construed and enforced in accordance with the internal laws (and not the law of conflicts) of the State of New York for contracts made and to be performed within the State of New York.

9.           Loan Document.  This Agreement shall constitute a Loan Document.

10.         Amendment to Loan Documents.  All of the Loan Documents are hereby amended to the extent necessary to give full force and effect to the amendment contained in this Agreement.

11.         Severability.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

12.         Execution by Electronic Means.  Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:	SOUTH JERSEY GAS COMPANY

	By:	/s/ Stephen H. Clark
Name: Stephen H. Clark
Title: Treasurer

[SOUTH JERSEY GAS COMPANY – SECOND AMENDMENT TO LOAN AGREEMENT]

LENDER:

TORONTO DOMINION (NEW YORK) LLC

By:	/s/ Robyn Zeller
Name: Robyn Zeller
Title: Vice President

[SOUTH JERSEY GAS COMPANY – SECOND AMENDMENT TO LOAN AGREEMENT]